NEWS RELEASE

Contacts:	Joseph A. Santangelo – Chief Financial Officer Orleans Homebuilders, Inc. (215) 245-7500 (www.orleanshomes.com)

For Immediate Release:	Orleans Homebuilders Reports Record $2.20 Earnings Per Share for Fiscal Year 2004 Updates Guidance for Fiscal Year 2005

Bensalem, Pennsylvania, August 17, 2004:

     Orleans Homebuilders, Inc. (ASE:OHB) is a residential homebuilder with operations in Southeastern Pennsylvania; Central and Southern New Jersey; Charlotte, Greensboro and Raleigh, North Carolina; Richmond and Tidewater Virginia; and Orlando, Florida. In July 2004, the Company entered the Chicago, Illinois market with its acquisition of Realen Homes. On August 9, 2004 the Company entered into a letter of intent to acquire Peachtree Residential Properties, Inc. with operations in Atlanta, Georgia and Charlotte, North Carolina. Including Peachtree Residential Properties, Inc., fiscal year 2005 residential property revenues are expected to be in excess of $900,000,000.

     Financial Highlights for the Quarter Ended June 30, 2004:

•	Fiscal year 2004 fourth quarter earnings of $.82 per diluted share increased 21% compared with $.68 per diluted share for the prior year period.
•	The backlog at June 30, 2004 increased 37% to $390,827,000 (1,119 homes) compared with $285,767,000 (752 homes) at June 30, 2003.
•	Fiscal year 2004 fourth quarter new orders increased 20% to $160,435,000 (490 homes) compared with $133,895,000 (379 homes) for the prior year period.
•	Fiscal year 2004 fourth quarter residential property revenue increased 55% to $206,318,000 (621 homes) compared with $133,351,000 (405 homes) for the prior year period.
•	Fiscal year 2004 fourth quarter EBITDA(1) increased 35% to $28,201,000 compared with $20,879,000 for the prior year period.
•	The Company currently controls approximately 14,700 building lots, including lots acquired in the acquisition of Realen Homes.

     Financial Highlights for the Fiscal Year Ended June 30, 2004:

•	Fiscal year 2004 record earnings of $2.20 per diluted share increased 33% compared with $1.65 per diluted share for the prior fiscal year.
•	Fiscal year 2004 record new orders increased 31% to $604,143,000 (1,822 homes) compared with $462,273,000 (1,348 homes) for the prior fiscal year.
•	After tax returns on beginning equity and beginning capital, including redeemable common stock, are 42.1% and 19.9%, respectively.
•	Completion of an offering of 2,000,000 newly issued shares of common stock resulting in approximately $46,000,000 in net proceeds.
•	Fiscal year 2004 record residential property revenue increased 41% to $540,745,000 (1,753 homes) compared with $382,570,000 (1,243 homes) for the prior fiscal year.
•	Fiscal year 2004 EBITDA(1) increased 33% to $71,749,000 compared with $53,809,000 for the prior fiscal year.

     Fiscal Year 2005 Guidance:

•	Primarily as a result of the July 2004 acquisition of Realen Homes, the Company raises its fiscal year ending June 30, 2005 guidance to $2.87 to $2.92 per diluted share from its previous estimate of $2.38 to $2.43.

     Additional recognition:

•	For the second consecutive year Orleans Homebuilders was ranked by Forbes Magazine as one of America’s Ten Best Small Companies.
•	For the second consecutive year Orleans Homebuilders was listed by Fortune Magazine as one of Fortune’s 100 Fastest Growing Companies.
•	For the third consecutive year Masterpiece Homes won the J.D. Power & Associates award for Highest Owner Satisfaction Among new Home Builders in the Orlando Area.

     “We are pleased with our new orders, revenue and earnings growth for fiscal year 2004. Moreover, we are pleased with our execution and successful expansion into new markets and our ability to continue to obtain additional desirable building lots in all of our markets,” commented Jeffrey Orleans, Chairman and CEO. “We believe our acquisition strategies, our land entitlement and development expertise and our diversified product offerings will continue to increase our revenue and earnings growth resulting in increased value for our shareholders.”

     Orleans Homebuilders will hold its quarterly conference call to discuss fourth quarter and fiscal year results on Wednesday, August 18, 2004, at 10:30 a.m. Eastern Time. This call is being web cast by CCBN and can be accessed at Orleans Homebuilders’ web site at www.orleanshomes.com under “Investor Relations”. The web cast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com). A replay of the conference call will be available later that day on the Company’s website at www.orleanshomes.com. A copy of this press release, including the Company’s results of operations for the three months and fiscal year ended June 30, 2004 to be discussed during the conference call, is available at the Company’s website, www.orleanshomes.com, under “Investor Relations”.

     About Orleans Homebuilders, Inc.

     Orleans Homebuilders, Inc. develops, builds and markets high-quality single-family homes, townhouses and condominiums. The Company serves a broad customer base including first-time, luxury, move-up, empty nester and active adult homebuyers. The Company currently operates in the following ten distinct markets: Southeastern Pennsylvania; Central and Southern New Jersey; Charlotte, Raleigh and Greensboro, North Carolina; Richmond and Tidewater, Virginia; Orlando, Florida; and Chicago, Illinois. The Company’s Charlotte, North Carolina operations also include adjacent counties in South Carolina. To learn more about Orleans Homebuilders, please visit www.orleanshomes.com.

Reconciliation of EBITDA to net income (1):

	Three Months Ended 6/30/04	Three Months Ended 6/30/03	Fiscal Year Ended 6/30/04	Fiscal year Ended 6/30/03
EBITDA	$28,201,000	$20,879,000	$71,749,000	$53,809,000
Income tax expense	(9,865,000)	(7,318,000)	(24,643,000)	(17,758,000)
Interest	(2,870,000)	(2,190,000)	(8,354,000)	(8,305,000)
Depreciation	(189,000)	(149,000)	(673,000)	(449,000)
Net income	$15,277,000	$11,222,000	$38,079,000	$27,297,000

(1)	Pursuant to the requirements of Regulation G, we have provided a reconciliation of EBITDA, a non-GAAP financial measure, to the most directly comparable GAAP financial measure. EBITDA represents net earnings before interest expense, previously capitalized interest amortized to residential properties cost of sales, income taxes, depreciation, amortization, and extraordinary items. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excluded amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet, or statement of cash flows of the issuer; or includes amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States of America.

Certain information included herein and in other Company statements, reports and SEC filings is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated earnings per share, operating results, financial resources, pace of sales, growth and expansion. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company statements, reports and SEC filings. For example, there can be no assurance that the current sales pace can continue in the absence of an improvement in the current general economic environment. These risks and uncertainties include local, regional and national economic conditions, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, the availability and cost of labor and materials, our dependence on certain key employees and weather conditions.

     Orleans Homebuilders, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		For the Year Ended
	June 30,		June 30,
	2004	2003	2004	2003

Earned revenues
Residential properties	$206,318	$133,351	$540,745	$382,570
Land sales and other income	1,844	2,475	6,513	5,915

	208,162	135,826	547,258	388,485

Costs and expenses
Residential properties	159,732	100,973	416,967	294,066
Land sales and other expense	1,400	1,837	4,869	4,311
Selling, general and administrative	21,721	14,476	62,364	44,821
Interest, net	167	–	336	232

	183,020	117,286	484,536	343,430

Income from operations before income taxes	25,142	18,540	62,722	45,055
Income tax expense	9,865	7,318	24,643	17,758

Net income	$15,277	$11,222	$38,079	$27,297

Net income	15,277	11,222	38,079	27,297
Preferred dividends	–	52	104	210

Net income available for common shareholders	$15,277	$11,170	$37,975	$27,087

Earnings per share:
Basic	$0.87	$0.87	$2.57	$2.18

Diluted	$0.82	$0.68	$2.20	$1.65

Weighted average number of shares:
Basic	17,523	12,794	14,784	12,441

Diluted	18,755	16,646	17,336	16,652

Supplemental information:
Reconciliation of EBITDA to net income (1):
EBITDA	$28,201	$20,879	$71,749	$53,809
Income tax expense	(9,865)	(7,318)	(24,643)	(17,758)
Interest	(2,870)	(2,190)	(8,354)	(8,305)
Depreciation and amortization	(189)	(149)	(673)	(449)

Net income	$15,277	$11,222	$38,079	$27,297

(1)	EBITDA is a non-GAAP financial measure representing net earnings before interest expense, previously capitalized interest amortized to residential properties cost of sales, income taxes, depreciation, amortization and extraordinary items.

Orleans Homebuilders, Inc
Summary of Deliveries, New Orders and Backlog by Region
(Dollars in thousands)
(Unaudited)

	Three Months Ended		For the Year Ended
	June 30,		June 30,
	2004	2003	2004	2003

DELIVERIES
Northern Region (NJ, PA)
Homes	219	229	669	766
Dollars	$99,271	$82,267	$274,606	$247,035
Average Sales Price	$453	$359	$410	$323

Southern region (NC, SC, VA)
Homes	275	176	651	477
Dollars	$87,971	$51,084	$204,798	$135,535
Average Sales Price	$320	$290	$315	$284

Florida region (FL) (1)
Homes	127	–	433	–
Dollars	$19,076	$–	$61,341	$–
Average Sales Price	$150	$–	$142	$–

Total
Homes	621	405	1,753	1,243
Dollars	$206,318	$133,351	$540,745	$382,570
Average Sales Price	$332	$329	$308	$308

NEW ORDERS
Northern Region (NJ, PA)
Homes	182	216	670	761
Dollars	$76,288	$84,991	$294,384	$286,345
Average Sales Price	$419	$393	$439	$376

Southern region (NC, SC, VA)
Homes	181	163	698	587
Dollars	$61,713	$48,904	$237,232	$175,928
Average Sales Price	$341	$300	$340	$300

Florida region (FL) (1)
Homes	127	–	454	–
Dollars	$22,434	$–	$72,527	$–
Average Sales Price	$177	$–	$160	$–

Total
Homes	490	379	1,822	1,348
Dollars	$160,435	$133,895	$604,143	$462,273
Average Sales Price	$327	$353	$332	$343

(1)	Information on deliveries and new orders is for the period beginning July 28, 2003, the date the Company entered this market through its acquisition of Masterpiece Homes, through June 30, 2004.

	At June 30,	At June 30,
BACKLOG	2004	2003

Northern Region (NJ, PA)
Homes	463	462
Dollars	$209,712	$189,934
Average Sales Price	$453	$411

Southern region (NC, SC, VA)
Homes	337	290
Dollars	$128,267	$95,833
Average Sales Price	$381	$330

Florida region (FL) (1)
Homes	319	–
Dollars	$52,848	$–
Average Sales Price	$166	$–

Total
Homes	1,119	752
Dollars	$390,827	$285,767
Average Sales Price	$349	$380

(1)	Information on deliveries and new orders is for the period beginning July 28, 2003, the date the Company entered this market through its acquisition of Masterpiece Homes, through June 30, 2004.

Orleans Homebuilders, Inc
Selected Balance Sheet Data
(in thousands)
(Unaudited)

	June 30,	June 30,
	2004	2003

Residential properties	$140,401	$109,895
Land and improvements	161,265	100,791
Inventory not owned	88,995	18,443
Land deposits and costs of future developments	23,356	19,978
Total assets	486,202	290,709
Obligations related to inventory not owned	81,992	17,643
Mortgage obligations secured by real estate	128,773	106,707
Notes payable	2,879	2,500
Shareholders’ equity	174,905	89,539

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